Exhibit 99.1

SOURCE: Avalanche International Corp

August 24, 2017 06:00 ET

Avalanche International Corp Purchases Owner of Disruptive MLSE® Textile Technology

Company Concludes Stock Acquisition of MTIX, Ltd., Files for Name Change to MTIX International, Inc.

LAS VEGAS, NV--(Marketwired - August 24, 2017) - Avalanche International, Corp (OTC: AVLP) announced today that it has concluded its purchase of MTIX, Ltd. through a stock exchange agreement ("Exchange"). MTIX, Ltd., is the owner and worldwide licensor of the Multiplexed Laser Surface Enhancement (MLSE®), a proprietary and unique technology that can treat both natural and synthetic textiles for a wide variety of functionalities.

The MLSE® textile technology is very diverse in its depth and breadth of treatments across the textile industry with its uses ranging from fabric preparation, dyeability and printing enhancements, hydrophilicity, hydrophobicity to fire retardancy and anti-microbial properties. The use of water, harmful chemicals and energy are significantly reduced in comparison to conventional textile treatment methods. The MLSE® process is instantaneous in the reaction zone, due to rapid reaction synthesis for any required functional properties. The combination of plasma and photonic energy enables material synthesis in and/or on the surface of a substrate. The MLSE® process has been developed working with major textile manufacturers in the UK, Europe and international customers and working with real time processes for these performance enhancements.

The transaction, was previously announced through its 8-K report dated March 3, 2017 as filed on March 9, 2017 and amended on July 13, 2017 as filed on July 17, 2017. The Company stated that in conjunction with this recent transaction, it has filed for a name and symbol change with FINRA with approval pending. The Company reminds shareholders and investors that its financials are not current and is working as quickly as possible with its auditors towards having all its public filings current soon. The Company recommends any investors to read its 8-K and other public reports and financials filed with the Securities and Exchange Commission for further information. All public filings, financials and other information are available on the Company's web site as well as on http://www.sec.gov, www.OTCMarkets.com and many other financial news reporting web sites and portals. The Company's web domain is www.AvalancheInternationalCorp.com.

About Avalanche International Corp.
Avalanche International, Corp is a Nevada corporation and holding company, publicly traded on the OTC Markets platform. The Company is focused on creating superior long-term returns for shareholders through a unique structure of diversified holdings and currently has two operational wholly-owned subsidiaries, Restaurant Capital Group, LLC and MTIX, Ltd. The Company has selected a mergers and acquisitions strategy as its primary growth driver for the foreseeable future leveraging the Wall Street and activist background of its Chairman along with the vast corporate integration and management talents of its President and CEO.

About MTIX, Ltd.
MTIX Ltd is an advanced materials and processing technology company located in Huddersfield, West Yorkshire, UK. The company has developed a novel cost effective and environmentally friendly material synthesis technology for textile applications, Multiplexed Laser Surface Enhancement (MLSE®). MLSE® is a proprietary and unique technology that has the ability to treat both natural and synthetic textiles for a wide variety of functionalities. These include dyeability and printing enhancements, hydrophilicity, hydrophobicity, fire retardancy and anti-microbial properties. The use of water, harmful chemicals and energy is significantly reduced in comparison to conventional textile treatment methods. The MLSE® process is instantaneous in the reaction zone, due to rapid reaction synthesis for any required functional properties. For more information, visit their URL, http://mti-x.com.

Forward-looking & Safe Harbor Statement
Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and those statements are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company cautions that these forward-looking statements are further qualified by other factors. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.
Company Website: www.AvalancheInternationalCorp.com
Subsidiary Websites: http://mti-x.com; www.RestaurantCapitalGroup.net
Embedded Video Available: https://www.youtube.com/watch?v=st3ws0iq0O0&feature=youtu.be

CONTACT INFORMATION
•	Investor Inquiries: Avalanche International Corp E-Mail: IR@AvalancheInternationalCorp.com